Exhibit 99.2

1 1 supplemental Strategy. Execution. Results. report Third Quarter 2014 South Port Square Port Charlotte, FL THE ONLY REIT IN THE S&P 500® THE FIRST HEALTHCARE REIT DIVIDEND ARISTOCRATS® S&P 500 IN THE INDEX

2 Sustainability 3 Summary 4 Heat Map - Triple-Net Master Lease Profile 5 Credit Profile 6 Capitalization 8 Indebtedness and Ratios 10 Investments 12 Portfolio Portfolio Summary 14 Senior Housing 19 Post-Acute/Skilled 22 Life Science 25 Medical Office 28 Hospital 30 Investment Management Platform 31 Entrance Fee CCRC Portfolio 32 Brookdale Lease Amendment Transaction 33 RIDEA Property Addresses 34 Definitions 35 Reconciliations 39 Company Information 41 Forward Looking Statements & Risk Factors 42 TABLE OF Contents

THIS QUARTER Sustainability 1 st Global Real Estate Sustainability Benchmark Survey Named Global Healthcare Sector Leader, ranked #1 in Sector for third consecutive year Contributed to the University of California, Los Angeles Jules Stein Eye Institute to advance optic nerve transplant research Top Ranked Top 10% of S&P 500 (score of 97 out of 100) Named to the FTSE4Good Index for third consecutive year for meeting globally recognized corporate responsibility standards 10 % Named to CDP’s S&P 500 Climate Disclosure Leadership Index for second consecutive year Top Ranked Top 20% of the 600 largest North American companies in the S&P 500 Global Broad Market Index Awarded Green Star designation for integrated approach towards management of key environmental performance indicators for third consecutive year 20 % Named to the Dow Jones Sustainability Index North America for second consecutive year

THE NUMBERS Summary PORTFOLIO INCOME FROM ASSETS UNDER MANAGEMENT (1) Dollars in thousands, except per share data Hospital5% Post-Acute/Skilled31% SeniorHousing37% MedicalO ice13% LifeScience14% Three Months Ended September 30, 2014 2013 Revenues $ 596,638 $ 546,157 NOI 479,075 428,198 Cash NOI 413,431 395,237 Year-Over-Year SPP Cash NOI % Growth 3.2% 3.7% Adjusted EBITDA $ 463,467 $ 475,733 Diluted FFO per common share 0.82 0.73 Diluted FFO as adjusted per common share 0.75 0.79 Diluted FAD per common share 0.65 0.67 Diluted EPS 0.54 0.51 Dividends per common share 0.545 0.525 FFO as adjusted payout ratio 73% 66% FAD payout ratio 84% 78% Financial Leverage 41% 39% Adjusted Fixed Charge Coverage 4.0x 4.2x September 30, 2014 Property Count Assets Under Management (2) Senior housing 477 $ 9,183,724 Post-acute/skilled 301 6,267,400 Life science 116 3,733,167 Medical office 277 3,668,083 Hospital 20 692,569 1,191 $ 23,544,943 (1) Represents Cash NOI from real estate owned by HCP, interest income from Debt Investments and HCP’s pro rata share of Cash NOI from real estate owned in the Company’s unconsolidated joint ventures for the quarter ended September 30, 2014. (2) Represents the real estate investments owned by HCP, the carrying amount of Debt Investments and 100% of the real estate investments held in the Company’s unconsolidated joint ventures excluding assets under development and land held for development at September 30, 2014.

HEAT MAP Triple-Net Master Lease Profile(1) 0.4% 0.4% 0.8% 0.7%0.1%0.1%0.5% 8.7% 0.5% 0.5% 1.2% 0.4% 0.7%0.5% 1.4% 1.3% 0.4% 0.9% 0.7% 0.8% 0.7% 0.6% 0.2% 0.1% 0.6% 0.3% 0.1% 0.2% 0.4% 0.50x0.75x1.00x1.25x1.50x02468101214161820TERM(YEARS TO EXPIRATION) 0.7% 0.2% 0.1% 28.9% (4) 10.25x25EBITDAR CFC(TRAILING TWELVE MONTHS ENDED 6/30/2014)(2) 95 % INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 95% of triple-net Annualized Revenues(1)(3) (1) Excludes master leases with properties acquired during the period required to calculate CFC. (2) Presented for the trailing twelve months ended June 30, 2014, pro forma to reflect the Brookdale Lease Amendment Transaction, closed August 29, 2014. (3) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (4) Represents HCR ManorCare, Inc. (“HCR”) (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR Portfolio Summary in this report.

CREDIT Profile Financial Leverage Adjusted Fixed Charge Coverage 48.7% 58.7% 57.4% 47.6% 43.4% 38.2% 41.0% 40.2% 39.2% 40.6% 0% 20% 40% 60% 80% Pre-CNLAcquisition200620072008200920102011201220133Q 201411.5% 21.2% 11.8% 15.1% 15.8% 14.1% 10.0% 8.3% 6.8% 6.1% 0% 5% 10% 15% 20% 25% Pre-CNLAcquisition200620072008200920102011201220133Q 20142.9x 2.3x 2.2x 2.4x 2.6x 2.9x 3.1x 3.6x 4.0x 4.0x 0.0x1.0x2.0x3.0x4.0x5.0xPre-CNLAcquisition200620072008200920102011201220133Q 20145.1x 11.4x 8.7x 6.3x 6.2x 5.2x 5.3x 5.3x 4.6x 5.1x 0.0x2.0x4.0x6.0x8.0x10.0x12.0xPre-CNLAcquisition200620072008200920102011201220133Q 2014(1) (1) (1) Secured Debt Ratio Net Debt to Adjusted EBITDA Credit Ratings (Senior Unsecured Debt) Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 3Q 2014 Moody’s Baa2 Baa3 Baa3 Baa3 Baa3 Baa3 Baa2 Baa1 Baa1 Baa1 (Stable) Standard & Poor’s BBB+ BBB BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ (Stable) Fitch BBB+ BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ BBB+ (Stable) (1) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010.

CREDIT Profile Total Gross Assets (in billions) Same Property NOI Growth 83% 87% 80% 77% 86% 83% 71% 72% 70% 73% 50% 60% 70% 80% 90% Pre-CNLAcquisition200620072008200920102011201220133Q 2014$4.7 $10.6 $13.7 $13.2 $13.8 $14.2 $19.2 $22.0 $22.5 $23.7 $0$5$10$15$20$25Pre-CNLAcquisition200620072008200920102011201220133Q 20142.1% 2.6% 2.0% 1.6% 3.2% 4.8% 4.0% 4.2% 3.1% 3.2% 2.4% 4.6% 4.6% 2.1% (2.8%) (0.6%) 2.7% 3.7% 3.9% (4%) (2%) 0% 2% 4% 6% HCPMajor Property Sectors$0.3 $0.4 $0.6 $1.4 $1.6 $1.5 $1.1 $1.7 $1.8 $2.0 $0.0$0.5$1.0$1.5$2.0$2.5Pre-CNLAcquisition200620072008200920102011201220133Q 2014(1) (3) 2005200620072008200920102011201220133Q 2014(2) (3) Liquidity(4) (in billions) FFO as Adjusted Payout Ratio (1) Presented as originally reported and represents annual SPP Cash NOI growth. (2) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated August 19, 2014 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented. (3) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. (4) Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

Capitalization

Dollars and shares in thousands, except price data

TOTAL DEBT

	September 30, 2014	December 31, 2013	September 30, 2013
Bank line of credit	$ 70,000	$ —	$ 285,000
Term loan[1]	222,118	226,858	221,748
Senior unsecured notes	7,625,041	6,963,375	6,565,934
Mortgage debt	1,199,633	1,396,485	1,410,407
Other debt	97,845	74,909	77,503
Consolidated Debt	**$ 9,214,637**	**$ 8,661,627**	**$ 8,560,592**
HCP's share of unconsolidated mortgage debt[2]	238,191	139,551	140,333
HCP's share of unconsolidated other debt	178,874	—	—
Total Debt	**$ 9,631,702**	**$ 8,801,178**	**$ 8,700,925**

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TOTAL MARKET CAPITALIZATION

	September 30, 2014		
	Shares	Value	Total Value
Common stock (NYSE: HCP)	459,146	$ 39.71	$ 18,232,688
Convertible partnerships (DownREITs)[3]	6,106	39.71	242,469
Total Market Equity			**$ 18,475,157**
Consolidated Debt			9,214,637
Total Market Equity and Consolidated Debt			**$ 27,689,794**
HCP's share of unconsolidated debt[2]			417,065
Total Market Capitalization			**$ 28,106,859**

(1) Represents £137 million translated into U.S. dollars.
(2) Reflects pro rata share of mortgage and other debt in the Company's Investment Management Platform, HCR and the CCRC joint venture ("CCRC JV").
(3) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

Capitalization Common Stock and Equivalents In thousands Shares Outstanding September 30, 2014 Weighted Average Shares Three Months Ended September 30, 2014 Weighted Average Shares Nine Months Ended September 30, 2014 Diluted EPS Diluted FFO Diluted FAD Diluted EPS Diluted FFO Diluted FAD Common stock 459,146 458,799 458,799 458,799 458,119 458,119 458,119 Common stock equivalent securities: Restricted stock and units 1,064 18 18 18 48 48 48 Dilutive impact of options 324 324 324 324 306 306 306 Convertible partnership units 6,106 — 6,106 6,106 — 6,039 6,039 Total common stock and equivalents 466,640 459,141 465,247 465,247 458,473 464,512 464,512 9 Medical City Dallas Dallas, TX

Indebtedness and Ratios

As of September 30, 2014, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank Line of Credit	Term Loan[1]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	HCP's Share of Unconsolidated Debt		Total Debt	
			Amounts	Rates %[2]	Amounts[3]	Rates %[2]		Amounts[4]	Rates %[2]	Amounts	Rates %[2]
2014[5]	$ —	$ —	$ —	N/A	$ 249,052	6.14	$ 249,052	$ 636	N/A	$ 249,688	6.13
2015	—	—	400,000	6.57	40,164	3.58	440,164	13,300	5.82	453,464	6.28
2016	—	222,118	900,000	5.10	291,736	6.89	1,413,854	61,647	5.99	1,475,501	5.02
2017	—	—	750,000	6.02	550,477	6.17	1,300,477	103,360	4.74	1,403,837	5.99
2018	70,000	—	600,000	6.82	6,583	5.90	676,583	54,339	4.80	730,922	6.14
2019	—	—	450,000	3.96	2,072	N/A	452,072	47	N/A	452,119	3.94
2020	—	—	800,000	2.79	2,078	5.22	802,078	49	N/A	802,127	2.79
2021	—	—	1,200,000	5.59	9,384	5.40	1,209,384	52	N/A	1,209,436	5.59
2022	—	—	300,000	3.39	902	N/A	300,902	54	N/A	300,956	3.38
2023	—	—	800,000	4.40	964	N/A	800,964	1,863	5.06	802,827	4.40
Thereafter	—	—	1,450,000	4.69	49,842	4.88	1,499,842	—	N/A	1,499,842	4.70
Subtotal	**$ 70,000**	**$ 222,118**	**$7,650,000**		**$1,203,254**		**$ 9,145,372**	**$ 235,347**		**$9,380,719**	
Other debt[6]	—	—	—		—		97,845	178,874		276,719	
(Discounts) and premiums, net	—	—	(24,959)		(3,621)		(28,580)	2,844		(25,736)	
Total	**$ 70,000**	**$ 222,118**	**$7,625,041**		**$1,199,633**		**$ 9,214,637**	**$ 417,065**		**$9,631,702**	
Weighted average interest rate %	1.34	2.00	4.95		6.21		5.01	4.71		5.01	
Weighted average maturity in years	3.50	1.83	6.28		2.89		5.82	2.61		5.68	

(1) Represents £137 million translated into U.S. dollars.
(2) Relates to maturing amounts.
(3) Mortgage debt attributable to non-controlling interests at September 30, 2014 was $53 million, excluding DownREITs.
(4) Reflects pro rata share of mortgage and other debt in the Company's Investment Management Platform, HCR and the CCRC JV. Includes our pro rata share (9.4%) of $386 million in HCR debt that accrues interest at LIBOR plus 350bps (subject to a floor of 150bps) and matures in April 2018.
(5) Consolidated Debt maturities in 2014 include $244 million of 5.8% mortgage debt due Q2 2015 to be repaid without penalty in 2014.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

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Indebtedness and Ratios September 30, 2014 December 31, 2013 Consolidated Debt/Consolidated Gross Assets 40.8% 39.1% Financial Leverage (Total Debt/Total Gross Assets) 40.6% 39.2% Consolidated Secured Debt/Consolidated Gross Assets 5.3% 6.3% Secured Debt Ratio (Total Secured Debt/Total Gross Assets) 6.1% 6.8% Fixed and Variable Rate Ratios:(1) Fixed Rate Total Debt 98.3% 99.2% Variable Rate Total Debt 1.7% 0.8% 100% 100% FINANCIAL COVENANTS AS OF SEPTEMBER 30, 2014(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 41% Secured Debt Ratio No greater than 30% 7% Unsecured Leverage Ratio No greater than 60% 42% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.8x (1) $72 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float). (2) Calculated based on the definitions contained in the credit agreement which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

Investments

Dollars and square feet in thousands

INVESTMENTS

Description	September 30, 2014 Three Months Ended	Nine Months Ended
Investment in Entrance Fee CCRC joint venture[1]	$ 588,270	$ 588,270
Investment in United Kingdom real estate	—	127,396
Investment in other real estate assets	149,909	347,134
Total fundings for development, tenant and capital improvements	61,602	162,717
Construction loan commitment fundings	5,057	12,522
Total Investments	**$ 804,838**	**$ 1,238,039**

For the nine months ended September 30, 2014, dollars and square feet in thousands

INVESTMENTS AND DISPOSITIONS

Location	Date	Capacity	Property Count	Segment	Investment/ Net Sales Price
Investments:					
Deer Park, IL[2]	February 18, 2014	8 Acres	—	Senior housing	$ 6,655
Dallas, TX	March 24, 2014	88 Sq. Ft.	1	Medical office	32,000
Miami, FL	May 1, 2014	148 Sq. Ft.	2	Medical office	26,000
Various, CA	June 2, 2014	203 Units	2	Senior housing	88,000
United Kingdom[3]	June 6, 2014	826 Units	20	Senior housing	127,396
Torrey Pines, CA	June 30, 2014	92 Sq. Ft.	1	Life science	43,750
Fredericksburg, VA	July 23, 2014	29 Sq. Ft.	1	Medical office	11,100
Philadelphia, PA	August 26, 2014	436 Sq. Ft.	1	Medical office	138,727
Dispositions:					
Various, TN	February 11, 2014	369 Beds	2	Post-acute/skilled	21,715
San Antonio, TX	March 26, 2014	108 Beds	1	Hospital	16,686
Beckley, WV	July 31, 2014	185 Beds	1	Post-acute/skilled	13,119
Contributed to CCRC JV:					
Various, FL/MI[1]	August 29, 2014	1,067 Units	2	Senior housing	91,603

(1) On August 29, 2014, in conjunction with the Brookdale Lease Amendment Transaction, the Company formed an unconsolidated joint venture that owns 14 campuses of CCRCs in a RIDEA structure. Represents the Company's 49% interest in the joint venture's investment of $1.2 billion. See page 32 for further details.

(2) Represents the Company's initial investment in a joint venture that is expected to develop a $48 million 180-unit senior housing community.

(3) Represents £75.8 million translated into U.S. dollars as of June 6, 2014.

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Investments | Development

As of September 30, 2014, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Estimated Completion Date	Capacity	Investment to Date	Estimated Total Investment
Development:						
Ridgeview	Poway, CA	Life science	4Q 2014	115 Sq. Ft.	$ 20,027	$ 21,088
Deer Park	Deer Park, IL	Senior housing	4Q 2015	180 Units	11,330	47,690
Memorial Hermann	Pearland, TX	Medical office	1Q 2016	98 Sq. Ft.	2,141	18,800
Sky Ridge	Lone Tree, CO	Medical office	1Q 2016	118 Sq. Ft.	1,325	29,400
Redevelopment:						
1030 Massachusetts Avenue[(1)]	Cambridge, MA	Life science	1Q 2015	31 Sq. Ft.	18,676	23,478
Bayfront[(1)]	St. Petersburg, FL	Medical office	2Q 2015	120 Sq. Ft.	13,382	19,236
Delta Point[(1)]	Las Vegas, NV	Medical office	4Q 2014	34 Sq. Ft.	13,189	15,323
Folsom	Sacramento, CA	Medical office	4Q 2015	92 Sq. Ft.	37,544	42,950
					$ 117,614	**$ 217,965**

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
California - Bay Area & San Diego	Life science	159	3,404	$ 384,466

PROJECTS PLACED IN SERVICE IN THE CURRENT QUARTER

Name of Project	Location	Segment	Capacity	Investment to Date	% Leased
Carmichael II[(1)]	Durham, NC	Life science	77 Sq. Ft.	$ 20,398	100
Bayfront[(1)]	St Petersburg, FL	Medical office	11 Sq. Ft.	1,414	100
Delta Point[(1)]	Las Vegas, NV	Medical office	26 Sq. Ft.	7,788	100
				$ 29,600	

(1) Represents a portion of the facility. Percentage leased represents full building.

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Portfolio Summary As of and for the quarter ended September 30, 2014, dollars and square feet in thousands PORTFOLIO SUMMARY BY INVESTMENT PRODUCT Property Portfolio Property Count Investment Cash NOI Age (Years) Capacity Occupancy % EBITDARM CFC EBITDAR CFC Senior housing 395 $ 6,161,212 $ 135,424 18 35,506 Units 87.3 1.32x 1.12x Senior housing - operating 68 1,603,643 20,088 18 9,869 Units 86.0 N/A N/A Post-acute/skilled 301 5,844,587 121,978 35 38,328 Beds 84.4 2.03x 1.56x Life science 112 3,585,355 60,722 17 7,246 Sq. Ft. 93.7 N/A N/A Medical office 211 2,922,254 54,481 21 14,880 Sq. Ft. 90.8 N/A N/A Hospital 16 593,717 20,738 28 2,221 Beds 52.9 5.73x 5.32x 1,103 $ 20,710,768 $ 413,431 23 (1) (1) (1) (1) Debt Investments Investment Interest Income Senior housing $ 218,318 $ 3,919 Post-acute/skilled 422,813 13,598 Hospital 17,470 — $ 658,601 $ 17,517 Total $ 21,369,369 $ 430,948 (1) CFC is not presented for HCR senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information see HCR ManorCare Portfolio Summary.

Cypress Village Jacksonville, FL Portfolio Summary 15 For the quarter ended September 30, 2014, dollars in thousands PORTFOLIO NOI, CASH NOI AND INTEREST INCOME Segment Rental and RIDEA Revenues Operating Expenses NOI(2) Cash NOI Interest Income Cash NOI and Interest Income Senior housing(1) $ 246,047 $ 43,017 $ 203,030 $ 155,512 $ 3,919 $ 159,431 Post-acute/skilled 139,205 534 138,671 121,978 13,598 135,576 Life science 79,450 16,637 62,813 60,722 — 60,722 Medical office 92,412 38,459 53,953 54,481 — 54,481 Hospital 21,560 952 20,608 20,738 — 20,738 $ 578,674 $ 99,599 $ 479,075 $ 413,431 $ 17,517 $ 430,948 (1) Brookdale Senior Living (“Brookdale”) manages 68 assets on behalf of the Company under a RIDEA structure including 48 assets that transitioned to RIDEA effective August 29, 2014. For the three months ended September 30, 2014, revenues and operating expenses were $62.2 million and $42.1 million, respectively. (2) NOI attributable to non-controlling interests for the three months ended September 30, 2014 was $3.4 million, excluding DownREITs.

Portfolio Diversification

As of and for the quarter ended September 30, 2014, dollars in thousands

CASH NOI BY STATE

State	Properties	Senior Housing	Post-Acute/ Skilled	Life Science	Medical Office	Hospital	Total	% of Total
CA	161	$ 18,282	$ 4,904	$ 55,749	$ 2,806	$ 4,499	$ 86,240	21
TX	109	18,781	1,995	—	14,072	7,173	42,021	10
FL	94	18,866	11,340	—	3,720	1,925	35,851	9
PA	56	5,803	26,414	—	969	—	33,186	8
IL	51	9,806	14,717	—	332	—	24,855	6
OH	70	4,468	14,936	—	188	—	19,592	5
MI	37	3,434	11,927	—	—	—	15,361	4
WA	30	4,283	2,653	—	4,767	—	11,703	3
VA	31	6,459	4,186	—	918	—	11,563	3
MD	34	5,614	4,984	—	850	—	11,448	3
Other	430	59,716	23,922	4,973	25,859	7,141	121,611	28
	1,103	$ 155,512	$ 121,978	$ 60,722	$ 54,481	$ 20,738	$ 413,431	100

OPERATOR/TENANT DIVERSIFICATION

		Annualized Revenues	
Company	Primary Segment	Amount	%
HCR	Post-acute/skilled	$ 522,856	29
Brookdale[1]	Senior housing	351,833	19
Sunrise Senior Living	Senior housing	91,890	5
HCA	Hospital	62,504	3
Amgen	Life science	44,123	2
Genentech	Life science	42,399	2
Tandem/LaVie	Post-acute/skilled	33,440	2
Four Seasons Health Care	Post-acute/skilled	26,780	1
Tenet	Hospital	23,200	1
HRA	Senior housing	17,092	1
Other		590,785	35
		$ 1,806,902	100

(1) Includes annualized revenues for 202 properties formerly operated by Emeritus Corporation ("Emeritus") following Brookdale's acquisition of Emeritus on July 31, 2014.

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Same Property Portfolio As of September 30, 2014, dollars in thousands THREE-MONTH SPP Year-Over-Year Sequential Property Count Investment Percent of Property Portfolio Occupancy NOI Growth Occupancy NOI Growth 3Q14 3Q13 GAAP Cash 3Q14 2Q14 GAAP Cash Senior housing 393 $ 6,728,895 87 87.2% 87.1% 1.6% 3.9% 87.2% 87.3% 0.4% 1.8% Post-acute/skilled 301 5,835,980 100 84.3% 84.6% 2.4% 3.4% 84.3% 85.7% 0.6% 0.1% Life science 108 3,446,105 96 93.6% 92.1% 1.5% 4.0% 93.6% 92.2% 0.1% 1.1% Medical office 204 2,637,429 90 91.3% 90.9% (1.5%) 0.3% 91.3% 91.4% (3.0%) (0.9%) Hospital 15 578,513 97 53.1% 52.1% 2.3% 2.8% 53.1% 56.1% 1.2% 1.3% 1,021 $ 19,226,922 93 1.5% 3.2% 0.0% 0.7% YEAR-OVER-YEAR NINE MONTH SPP Property Count Investment Percent of Property Portfolio Occupancy NOI Growth 3Q14 3Q13 GAAP Cash Senior housing 388 $ 6,672,926 86 87.2% 87.1% 0.8% 3.5% Post-acute/skilled 301 5,835,980 100 84.3% 84.6% 2.5% 3.5% Life science 107 3,425,865 96 93.5% 92.0% 1.3% 3.0% Medical office 203 2,622,217 90 91.4% 91.1% 0.8% 2.2% Hospital 15 578,513 97 53.1% 52.1% NM(1) 2.2% 1,014 $ 19,135,501 92 2.5% 3.2% (1) Not meaningful due to a one-time non-cash revenue adjustment in the prior year.

Portfolio | Lease Expirations and Debt Investment Maturities[1]

Annualized Revenues at September 30, 2014, dollars in thousands

LEASE EXPIRATIONS

Year	Total	% of Total	Senior Housing[3]	Post-Acute/ Skilled	Life Science	Medical Office	Hospital
2014[2]	$ 31,415	2	$ —	$ —	$ 3,691	$ 27,724	$ —
2015	56,556	3	220	—	10,316	46,020	—
2016	63,328	4	17,084	340	10,452	35,452	—
2017	105,545	7	10,759	—	31,792	50,327	12,667
2018	124,244	8	48,219	1,168	35,121	39,736	—
2019	79,083	5	8,696	18,573	12,607	31,875	7,332
2020	126,940	8	39,827	6,861	47,228	25,324	7,700
2021	59,479	4	12,147	—	32,427	13,623	1,282
2022	45,044	3	2,101	3,274	15,040	13,106	11,523
2023	64,715	4	23,041	—	33,875	7,799	—
Thereafter	862,788	52	325,216	459,198	24,606	19,404	34,364
	$1,619,137	**100**	**$ 487,310**	**$ 489,414**	**$ 257,155**	**$ 310,390**	**$ 74,868**

Annualized Revenues at September 30, 2014, dollars in thousands

DEBT INVESTMENT MATURITIES

Year	Total	Senior Housing	Post-Acute/ Skilled
2014	$ —	$ —	$ —
2015	—	—	—
2016	6,626	6,626	—
2017	29,391	3,127	26,264
2018	1,229	1,229	—
2019	4,735	4,735	—
2020	26,780	—	26,780
2021	—	—	—
2022	961	961	—
2023	—	—	—
Thereafter	—	—	—
	$ 69,722	**$ 16,678**	**$ 53,044**

(1) Assumes that renewals, purchase options and borrower prepayment options are not exercised.
(2) Includes month-to-month and holdover leases.
(3) Excludes $118.0 million of annualized NOI related to 68 facilities operated under a RIDEA structure by Brookdale.

18

Senior Housing As of and for the quarter ended September 30, 2014, dollars in thousands INVESTMENTS Property Portfolio Property Count Investment Cash NOI Units Occupancy % EBITDARM CFC EBITDAR CFC Operating Leases: Assisted living 247 $ 3,301,219 $ 76,439 18,728 88.5 1.31x 1.11x Independent living 44 835,868 18,114 5,754 88.8 1.22x 1.07x CCRCs 11 520,353 14,712 3,091 86.3 1.31x 1.09x Direct Financing Leases: Assisted living 27 627,447 10,238 3,134 86.5 1.57x 1.25x HCR DFLs 66 876,325 15,921 4,799 82.3 N/A N/A Operating Properties (RIDEA): 68 1,603,643 20,088 9,869 86.0 N/A N/A 463 $ 7,764,855 $ 155,512 45,375 86.7 1.32x 1.12x Debt Investments Investment Interest Income Participating development loans $ 133,405 $ 2,761 Brookdale 67,640 826 Other 17,273 332 $ 218,318 $ 3,919 Total $ 7,983,173 $ 159,431

Senior Housing Operator Concentration As of and for the quarter ended September 30, 2014, dollars in thousands Property Portfolio(1) Operator Investment NOI and Interest Income Cash NOI and Interest Income Properties Occupancy % EBITDARM CFC EBITDAR CFC Count % Pooled Units Brookdale(2) $ 4,465,625 $ 99,840 $ 92,265 255 99 27,744 87.7 1.30x 1.11x Sunrise Senior Living 1,332,445 21,510 22,559 48 98 5,561 87.5 1.46x 1.18x HCR 876,325 18,561 15,921 66 100 4,799 82.3 N/A N/A Harbor Retirement Associates 211,578 4,409 4,273 14 100 1,346 81.3 1.52x 1.28x Aegis Senior Living 182,152 3,942 4,105 10 80 701 88.6 1.26x 1.11x Capital Senior Living 179,137 4,153 4,158 15 100 1,493 85.5 1.26x 1.11x Other 735,911 54,534 16,150 55 91 3,731 86.7 1.11x 0.94x $ 7,983,173 $ 206,949 $ 159,431 463 98 45,375 86.7 1.32x 1.12x (1) Presented for leased and operating properties, if applicable, and excludes Debt Investments. (2) Includes annualized revenues for 202 properties formerly operated by Emeritus following Brookdale’s acquisition of Emeritus on July 31, 2014.

Senior Housing Same Property Portfolio Dollars in thousands 3Q13 4Q13 1Q14 2Q14 3Q14 Property count 393 393 393 393 393 Investment $ 6,683,330 $ 6,697,016 $ 6,708,438 $ 6,717,834 $ 6,728,895 Units 39,098 39,131 39,130 39,095 39,090 3-month Occupancy % 87.1 87.6 87.6 87.3 87.2 EBITDARM CFC 1.37x 1.35x 1.35x 1.34x 1.32x EBITDAR CFC 1.15x 1.14x 1.14x 1.13x 1.12x NOI: Total revenues $ 162,687 $ 168,520 $ 164,895 $ 165,274 $ 165,701 Operating expenses (23,369) (24,665) (24,028) (24,304) (24,206) $ 139,318 $ 143,855 $ 140,867 $ 140,970 $ 141,495 Cash NOI: Non-cash adjustments to NOI (11,275) (10,066) (12,007) (10,273) (8,464) $ 128,043 $ 133,789 $ 128,860 $ 130,697 $ 133,031 Year-Over-Year Three-Month SPP Growth 3.9%

Post-Acute/Skilled

As of and for the quarter ended September 30, 2014, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	34	$ 212,240	$ 7,080	3,637	85.6	2.03x	1.56x
HCR DFLs	267	5,632,347	114,898	34,691	84.3	N/A	N/A
	301	**$ 5,844,587**	**$ 121,978**	**38,328**	**84.4**	**2.03x**	**1.56x**

Debt Investments	Investment	Interest Income	DSC
Four Seasons Health Care[1]	$ 222,528	$ 6,777	1.51x
Tandem/LaVie	200,285	6,821	1.34x
	$ 422,813	**$ 13,598**	
Total	**$ 6,267,400**	**$ 135,576**	

22

OPERATOR CONCENTRATION

				Property Portfolio[2]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCR	$ 5,632,347	$ 131,415	$ 114,898	267	100	34,691	84.3	N/A	N/A
Tandem/LaVie	263,385	8,677	8,615	9	100	932	95.4	2.65x	2.15x
Four Seasons Health Care[1]	222,528	6,777	6,777	—	—	—	—	N/A	N/A
Covenant Care	70,232	2,862	2,845	12	100	1,267	84.2	1.74x	1.26x
Trilogy Health Services	41,958	1,692	1,592	5	100	614	88.9	1.96x	1.58x
Other	36,950	846	849	8	50	824	74.1	1.85x	1.34x
	$ 6,267,400	**$ 152,269**	**$ 135,576**	**301**	**99**	**38,328**	**84.4**	**2.03x**	**1.56x**

(1) Represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of September 30, 2014.
(2) Presented for leased properties and excludes Debt Investments.

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 3Q13 4Q13 1Q14 2Q14 3Q14 Property count 301 301 301 301 301 Investment $ 5,710,020 $ 5,741,630 $ 5,775,186 $ 5,804,540 $ 5,835,980 Beds 38,318 38,353 38,334 38,324 38,328 3-month Occupancy % 84.6 83.9 83.9 85.7 84.3 NOI: Total revenues $ 135,663 $ 136,349 $ 137,309 $ 138,014 $ 138,885 Operating expenses (116) (91) (73) (75) (77) $ 135,547 $ 136,258 $ 137,236 $ 137,939 $ 138,808 Cash NOI: Non-cash adjustments to NOI (17,423) (18,138) (19,101) (15,872) (16,667) $ 118,124 $ 118,120 $ 118,135 $ 122,067 $ 122,141 Year-Over-Year Three-Month SPP Growth 3.4% SPP Metrics (excludes HCR) EBITDARM CFC 2.26x 2.22x 2.17x 2.08x 2.03x EBITDAR CFC 1.77x 1.74x 1.69x 1.61x 1.56x Quality Mix % 61.7 61.8 61.7 61.4 61.3

HCR ManorCare Portfolio Summary Post-Acute/Skilled As of and for the quarter ended September 30, 2014, dollars in thousands HCP INVESTMENT IN HCR MANORCARE Property Count Investment(1) NOI(2) Cash NOI Occupancy % Assisted living 66 $ 876,325 $ 18,561 $ 15,921 82.3 Post-acute/skilled 267 5,632,347 131,415 114,898 84.3 333 $ 6,508,672 $ 149,976 $ 130,819 84.1 For the trailing twelve months ended June 30, 2014, dollars in thousands HCR MANORCARE PERFORMANCE HCR OpCo (guarantor) Fixed Charge Coverage(4) Facility EBITDARM Facility EBITDAR Quality Mix %(3) Amount CFC Amount CFC June 30, 2014 67.1 $ 594,879 1.17x $ 425,810 0.84x 1.06x (1) Includes accumulated DFL accretion of $504 million. (2) Assisted living and post-acute/skilled NOI includes reductions of $1.9 million and $13.6 million, respectively, related to HCP’s equity interest in HCR. (3) Private-pay is 33.0% and Medicare is 34.1% of total revenues for the period ending June 30, 2014. (4) HCR (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR and corporate general and administrative expenses. The Fixed Charges include cash rent and cash interest expense.

Life Science As of and for the quarter ended September 30, 2014, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % San Francisco 76 $ 2,724,507 $ 44,362 4,689 93.4 San Diego 23 650,820 11,387 1,672 91.5 Other 13 210,028 4,973 885 99.5 112 $ 3,585,355 $ 60,722 7,246 93.7 SAME PROPERTY PORTFOLIO 3Q13 4Q13 1Q14 2Q14 3Q14 Property count 108 108 108 108 108 Investment $ 3,377,772 $ 3,385,378 $ 3,400,329 $ 3,421,572 $ 3,446,105 Square feet 6,938 6,938 6,938 6,938 6,938 Occupancy % 92.1 92.3 91.6 92.2 93.6 NOI: Total revenues $ 72,683 $ 74,222 $ 73,666 $ 74,684 $ 74,968 Operating expenses (12,572) (14,216) (12,585) (13,740) (13,948) $ 60,111 $ 60,006 $ 61,081 $ 60,944 $ 61,020 Cash NOI: Non-cash adjustments to NOI (3,320) (2,577) (2,901) (2,508) (1,936) $ 56,791 $ 57,429 $ 58,180 $ 58,436 $ 59,084 Year-Over-Year Three-Month SPP Growth 4.0%

Life Science Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total San Francisco San Diego Other Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues Square Feet Annualized Revenues 2014(1) 102 2 $ 3,691 1 93 $ 3,394 6 $ 189 3 $ 108 2015 325 5 10,316 4 122 2,579 203 7,737 — — 2016 393 6 10,452 4 337 8,890 56 1,562 — — Thereafter 5,968 87 232,696 91 3,826 172,061 1,265 39,044 877 21,591 6,788 100 $ 257,155 100 4,378 $ 186,924 1,530 $ 48,532 880 $ 21,699 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of June 30, 2014 6,614 $ 38.04 Redevelopments 77 29.23 Expirations (391) 38.74 Renewals, amendments and extensions 335 34.40 (18.3) $ 36.35 $ 12.93 77 67% New leases 153 26.64 84.70 15.83 103 Leased Square Feet as of September 30, 2014 6,788 $ 37.83 (1) Includes month-to-month and holdover leases.

University Center San Diego, CA Life Science 27 As of September 30, 2014, dollars and square feet in thousands TENANT CONCENTRATION Square Feet Annualized Revenues Amount % of Total Amount % of Total Amgen 684 10 $ 44,123 17 Genentech 856 13 42,399 16 Rigel Pharmaceuticals 147 2 14,397 6 LinkedIn Corporation 373 5 13,460 5 Exelixis, Inc. 295 4 13,122 5 Google 290 4 9,527 4 Myriad Genetics 310 5 7,673 3 Takeda 166 2 7,244 3 ARUP 324 5 5,661 2 Duke University 166 2 5,435 2 Other 3,177 48 94,114 37 6,788 100 $ 257,155 100

Medical Office As of and for the quarter ended September 30, 2014, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % Healthcare System Affiliated % On-campus 163 $ 2,243,117 $ 43,873 12,070 90.9 100.0 Off-campus 48 679,137 10,608 2,810 90.4 68.9 211 $ 2,922,254 $ 54,481 14,880 90.8 94.1 SAME PROPERTY PORTFOLIO 3Q13 4Q13 1Q14 2Q14 3Q14 Property count 204 204 204 204 204 Investment $ 2,587,781 $ 2,605,783 $ 2,617,236 $ 2,627,733 $ 2,637,429 Square feet 13,849 13,849 13,868 13,868 13,868 Occupancy % 90.9 92.2 91.6 91.4 91.3 NOI: Total revenues $ 87,681 $ 86,019 $ 88,007 $ 88,645 $ 87,605 Operating expenses (34,028) (32,087) (33,295) (34,185) (34,767) $ 53,653 $ 53,932 $ 54,712 $ 54,460 $ 52,838 Cash NOI: Non-cash adjustments to NOI (331) 351 (704) (486) 670 $ 53,322 $ 54,283 $ 54,008 $ 53,974 $ 53,508 Year-Over-Year Three-Month SPP Growth 0.3%

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues 2014(1) 1,113 8 $ 27,724 9 985 $ 24,483 128 $ 3,241 2015 1,957 14 46,020 15 1,454 34,691 503 11,329 2016 1,595 12 35,452 11 1,467 32,475 128 2,977 Thereafter 8,846 66 201,194 65 7,064 160,287 1,782 40,907 13,511 100 $ 310,390 100 10,970 $ 251,936 2,541 $ 58,454 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents (2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of June 30, 2014 12,970 $ 23.45 Acquisitions / Redevelopments 575 24.54 Expirations (529) 26.03 Renewals, amendments and extensions 411 24.65 1.7 $ 10.66 $ 3.49 65 77% New leases 139 21.68 28.34 7.56 73 Terminations (55) 24.43 Leased Square Feet as of September 30, 2014 13,511 $ 23.53 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

Hospital As of and for the quarter ended September 30, 2014, dollars in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Beds Occupancy % (1) EBITDARM CFC EBITDAR CFC Acute care 5 $ 379,860 $ 14,857 1,508 48.2 6.55x 6.10x Other 11 213,857 5,881 713 59.5 3.46x 3.17x 16 $ 593,717 $ 20,738 2,221 52.9 5.73x 5.32x Debt Investments Investment Interest Income Delphis $ 17,470 $ — Total $ 611,187 $ 20,738 SAME PROPERTY PORTFOLIO 3Q13 4Q13 1Q14 2Q14 3Q14 Property count 15 15 15 15 15 Investment $ 577,156 $ 577,156 $ 577,156 $ 578,344 $ 578,513 Beds 2,161 2,161 2,161 2,161 2,161 3-month Occupancy %(1) 52.1 51.1 51.3 56.1 53.1 EBITDARM CFC 5.85x 5.80x 5.85x 5.85x 5.73x EBITDAR CFC 5.44x 5.40x 5.44x 5.44x 5.32x NOI: Total revenues $ 20,795 $ 20,722 $ 21,214 $ 20,937 $ 21,229 Operating expenses (975) (985) (947) (895) (950) $ 19,820 $ 19,737 $ 20,267 $ 20,042 $ 20,279 Cash NOI: Non-cash adjustments to NOI 30 74 74 114 134 $ 19,850 $ 19,811 $ 20,341 $ 20,156 $ 20,413 Year-Over-Year Three-Month SPP Growth 2.8% (1) Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

Investment Management Platform Unconsolidated Joint Venture As of and for the quarter ended September 30, 2014, dollars and square feet in thousands INVESTMENTS Total Medical Office (1) Life Science HCP’s ownership percentage 20% - 30% 50% - 63% Joint venture’s Investment $ 975,023 $ 827,211 $ 147,812 Joint venture’s mortgage debt 464,802 464,802 — HCP’s net equity Investment(2) 105,199 34,428 70,771 Property count 74 70 4 Square feet 3,391 278 Occupancy % 83.4 83.4 SELECTED FINANCIAL DATA Three Months Ended September 30, 2014 Joint Venture Results: Medical Office (1) Life Science Total revenues $ 19,788 $ 2,950 Operating expenses (8,539) (867) NOI $ 11,249 $ 2,083 Depreciation and amortization (7,559) (278) General and administrative expenses (679) (3) Interest expense and other (7,307) — Net income (loss) $ (4,296) $ 1,802 Depreciation and amortization 7,559 278 FFO $ 3,263 $ 2,080 Non-cash adjustments to NOI (241) (122) Leasing costs and tenant and capital improvements (2,611) (458) FAD $ 411 $ 1,500 (1) Includes four hospitals with a capacity of 149 beds, Investment of $81.4 million, NOI of $1.6 million, and Cash NOI of $1.3 million as of and for the quarter ended September 30, 2014. (2) Represents the carrying value of the Company’s equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level. HCP’s Pro rata Share: NOI $ 2,513 $ 1,222 Net income (loss) (884) 1,064 FFO 757 1,220 FAD 144 871

Entrance Fee CCRC Portfolio

Unconsolidated Joint Venture

As of September 30, 2014 and for the period August 29, 2014 (inception) to September 30, 2014, dollars in thousands except per unit

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's Investment	$ 1,200,551	CCRC Campuses	14
Joint venture's mortgage debt (excludes Entrance Fees)	$ 203,621	Units	6,842
HCP's equity ownership	49%	Occupancy	83.1%
HCP's net equity Investment[1]	$ 459,916	Average monthly revenue per occupied unit	$ 4,845

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	104
# of refunds	53
Total Entrance Fee proceeds	$ 15,463
Refunds of Entrance Fees	$ 3,960
Non-refundable Entrance Fee %	63

	JV Total	HCP's 49% Interest	
Joint Venture Results:	GAAP/FFO	GAAP/FFO	Cash/FAD
Resident fees and services	$ 30,227	$ 14,811	$ 14,811
Operating expenses	(25,009)	(12,254)	(12,254)
Non-refundable Entrance Fee sales, net[2]	104	51	4,029
NOI	**$ 5,322**	**$ 2,608**	**$ 6,586**
Interest expense	(540)	(265)	(395)
Depreciation and amortization	(5,767)	(2,826)	—
Other items[3]	(3,868)	(1,895)	108
Net income	**$ (4,853)**	**$ (2,378)**	**$ 6,299**
Depreciation and amortization	5,767	2,826	—
FFO/FAD	**$ 914**	**$ 448**	**$ 6,299**
FFO as adjusted[3]	**$ 5,002**	**$ 2,451**	

(1) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a GAAP/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

(3) Other items includes merger-related costs of $4.1 million related to the acquisition of four campuses that are excluded from FFO as adjusted and FAD.

32

Brookdale Lease Amendment Transaction 202 Properties Formerly Operated by Emeritus Dollars in millions, except per share OVERVIEW OF VALUATION AND ACCOUNTING TREATMENT Cancellation of Purchase Options Value of Future Rent Reductions GAAP/NAREIT FFO Accounting Impact to FAD # Properties Value of Options 30 $129 $76 • Both items capitalized and amortized ratably over new lease term (average 15 years) • None at close • Amortization of $129M represents decrease in non-cash revenues and earnings • Amortization of $76M represents increase in non-cash revenues and earnings 19 $23 $131 • Net value of $108M recognized as income at closing • None at close $108M value difference • Partially offset by $70M non-cash charges incurred to eliminate existing straight-line rent and other intangible assets • Net impact: gain of $38M, or $0.08/share, recognized at closing(1) 49 $152 $207 $55M value difference • Presented as a $55M receivable ($34M in Other Assets and the remainder as part of the loan to Brookdale) on balance sheet at closing • None at close • No future impact to revenues and earnings post-closing • Cash payments are recognized in FAD when received 153 stabilized properties in triple-net leases 49 non-stable properties converted to RIDEA structure Remaining $55M value paid to HCP in cash during next 2-3 years(2) (1) Reflected in earnings and NAREIT FFO, but excluded from FFO as adjusted and FAD metrics. (2) Consists of $34 million cash payments in eight quarterly installments and $21 million of embedded value in the high interest rate debt investment (averaging 11.4% during the initial three years) related to the 80/20 RIDEA joint venture.

RIDEA Property Addresses RIDEA I Property Name Address The Park at Olympia Fields 3633 Breakers Drive, Olympia Fields, IL The Park at Vernon Hills 145 North Milwaukee Avenue, Vernon Hills, IL East Bay Manor 1440 Wampanoag Trail, East Providence, RI Greenwich Bay Manor 945 Main Street, East Greenwich, RI West Bay Manor 2783 W. Shore Road, Warwick, RI Terrace at Clear Lake 780 West Bay Area Boulevard, Webster, TX Terrace at First Colony 16900 Lexington Boulevard, Sugar Land, TX Terrace at Memorial City 11900 Barryknoll Lane, Houston, TX Terrace at West University 5151 Buffalo Speedway, Houston, TX Terrace at Willowbrook 7575 Willow Chase Boulevard, Houston, TX Property Name Address The Heritage Palmeras 10101 W. Palmeras Drive, Sun City, AZ Carrington Pointe 1715 E. Alluvial Avenue, Fresno, CA Cherry Hills Club 28333 Valley Boulevard, Sun City, CA Heron’s Run 2939 S. Haverhill Road, West Palm Beach, FL Newport Place 4735 N.W. Seventh Court, Boynton Beach, FL Pinecrest Place Retirement 1150 8th Avenue S.W., Largo, FL Prosperity Oaks 11381 Prosperity Farms Road, Palm Beach Gardens, FL The Pointe at Newport Place 4733 N.W. Seventh Court, Boynton Beach, FL Waterside Retirement Estates 4540 Bee Ridge Road, Sarasota, FL The Park at Golf Mill 8975 W. Golf Road, Niles, IL RIDEA II Property Name Address Pleasant Hills 800 Napa Valley Drive, Little Rock, AR Peridot 211 Bradshaw Drive, Prescott, AZ Camarillo 6000 Santa Rosa Road, Camarillo, CA Carlsbad 3140 El Camino Real, Carlsbad, CA Carmel Valley 13101 Hartfield Avenue, San Diego, CA Laguna Creek 6727 Laguna Park Drive, Elk Grove, CA Rancho Mirage 72201 Country Club Road, Rancho Mirage, CA San Juan Capistrano 31741 Rancho Viejo Road, San Juan Capistrano, CA The Palms 100 Sterling Court, Roseville, CA Crown Pointe 737 Magnolia Avenue, Corona, CA Bear Creek 1685 S. 21st Street, Colorado Springs, CO Woodbridge 330 Amity Road, Woodbridge, CT Gainesville(1) 1001 S.W. 62nd Boulevard, Gainesville, FL Buford 4450 Old Hamilton Mill Road, Buford, GA Spring Mountain 1790 Powder Springs Road S.W., Marietta, GA Vinings 2401 Cumberland Parkway, S.E., Atlanta, GA Northpark Place 2562 Pierce Street, Sioux City, IA Burr Ridge 6801 High Grove Road, Burr Ridge, IL Hoffman Estates 2150 W. Golf Road, Hoffman Estates, IL Prospect Heights 700 Euclid Avenue, Prospect Heights, IL Edgewood 2950 Turkeyfoot Road, Edgewood, KY Cherry Hill 220 Conant Street, Danvers, MA Dartmouth Village 274 Slocum Road, Dartmouth, MA Wilson Mountain 391 Common Street, Dedham, MA Pikesville 1840 Reisterstown Road, Pikesville, MD Property Name Address Towson 6451 North Charles Street, Baltimore, MD Eastover 3610 Randolph Road, Charlotte, NC Paramus 186 Paramus Road, Paramus, NJ The Cottages 3920 Juan Tabo Boulevard N.E., Albuquerque, NM Quail Creek 12928 N. May Avenue, Oklahoma City, OK The Village 2333 Manchester Drive, Oklahoma City, OK Spring Cottages 1417 Shady Lane, Grants Pass, OR Spring Pointe 1400 Redwood Circle, Grants Pass, OR Spring Village 1420 Redwood Circle, Grants Pass, OR The Springs 1357 Redwood Circle, Grants Pass, OR Main Street 674 E. Main Street, Hendersonville, TN Memphis 6015 Primacy Parkway, Memphis, TN Cottage Village 110 Frankford Avenue, Lubbock, TX Lincoln Heights 855 E. Basse Road, San Antonio, TX Plaza on the River 135 Plaza Drive, Kerrville, TX Preston 12400 Preston Road, Dallas, TX Spicewood Springs 4401 Spicewood Springs Road, Austin, TX Spring Creek Gardens 6410 Old Orchard Drive, Plano, TX Cliff View 134 W. 2025 S. Circle, St. George, UT Salt Lake City 76 S. 500 East, Salt Lake City, UT Arlington 3821 Wilson Boulevard, Arlington, VA Deep Run 1800 Gaskins Road, Richmond, VA Fox River 5800 Pennsylvania Avenue, Appleton, WI Oakridge 5625 Sandpiper Drive, Stevens Point, WI (1) Currently NNN leased to Brookdale and will transition to RIDEA II in December 2014.

Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges and gain upon consolidation of joint venture. Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods, and to compare its operating performance to that of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. REPORTING Definitions

Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to occupying the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities and 2% for hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCR senior housing and post-acute/ skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease- up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends. Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings press release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings press release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. FFO Payout Ratio* Dividends declared per common share divided by diluted FFO per common share for a given period. The FFO Payout Ratio is a supplemental measure of the portion of FFO being declared as dividends to common stockholders. FFO Payout Ratio is subject to the same limitations and qualifications as FFO. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable entrance fee liabilities and (ii) the carrying amount of DFLs and Debt Investments. REPORTING Definitions

Investment Management Platform (“IMP”) Includes the following unconsolidated joint ventures: (i) four life science properties in three joint ventures in which the Company’s interests range from 50%-63%, (ii) HCP Ventures III, a medical office joint venture in which the Company owns an effective interest of 25.5% consisting of an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III, and (iii) HCP Ventures IV, a medical office joint venture in which the Company holds a 20% interest. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Investment Management Platform. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings press release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/ skilled facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Owned Portfolio Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt Investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. Quality Mix Non-Medicaid revenues as a percent of total revenues for the trailing 12 months and one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. REPORTING Definitions

Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform, HCR and CCRC JV. Total Gross Assets Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform and its equity interest in HCR, after adding back accumulated depreciation and amortization. Total Market Capitalization Total Debt plus Total Market Equity. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end. Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform and CCRC JV. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Yield* Cash NOI divided by Investment. For acquisitions, initial Yields are calculated as projected Cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. Yield is subject to the same limitations and qualifications as Cash NOI. REPORTING Definitions * Non-GAAP Supplemental Measures Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio and Yield are supplemental non-GAAP measures that have inherent limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations and not as alternatives to those indicators. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 11, 2014 (2013 Metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental information package should be read in conjunction with the accompanying earnings release.

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended September 30, 2014 2013 Net income $ 251,059 $ 236,858 Interest expense: Continuing operations 111,275 108,088 Discontinued operations — — Income taxes: Continuing operations 55 1,034 Discontinued operations — 4 Depreciation and amortization of real estate, in-place lease and other intangibles: Continuing operations 122,975 104,783 Discontinued operations — 1,509 Equity income from unconsolidated joint ventures (10,168) (13,892) HCP’s share of unconsolidated JV EBITDA(1) 4,357 3,737 Other joint venture adjustments 15,692 15,536 EBITDA $ 495,245 $ 457,657 Transaction-related items (31,778) — Severance-related costs — 26,374 Gain on sales of real estate — (8,298) Adjusted EBITDA $ 463,467 $ 475,733 (1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR and the CCRC JV.

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended September 30, 2014 2013 Adjusted EBITDA $ 463,467 $ 475,733 Interest expense: Continuing operations 111,275 108,088 Discontinued operations — — HCP’s share of unconsolidated JV interest expense 1,932 1,609 Capitalized interest 2,203 2,816 Fixed Charges $ 115,410 $ 112,513 Adjusted Fixed Charge Coverage 4.0x 4.2x TOTAL GROSS ASSETS September 30, 2014 December 31, 2013 September 30, 2013 Consolidated total assets $ 20,744,890 $ 20,075,870 $ 19,889,509 Investments in and advances to unconsolidated joint ventures (647,923) (196,576) (206,004) Accumulated depreciation and amortization 2,488,563 2,257,187 2,227,933 Accumulated depreciation and amortization from assets held for sale — 11,920 46,101 Consolidated Gross Assets $ 22,585,530 $ 22,148,401 $ 21,957,539 HCP’s share of unconsolidated JV assets(1) 1,089,941 267,102 266,801 HCP’s share of unconsolidated JV accumulated depreciation and amortization(1) 51,555 50,128 48,823 Total Gross Assets $ 23,727,026 $ 22,465,631 $ 22,273,163 (1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR and the CCRC JV.

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. Brian G. Cartwright Senior Advisor at Patomak Global Partners LLC and Scholar In Residence at the Marshall School of Business USC Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG David B. Henry Vice Chairman, President and Chief Executive Officer Kimco Realty Corporation James Hoffmann Former Partner and Senior Vice President Wellington Management Company Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Peter L. Rhein General Partner Sarlot & Rhein Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health Senior Management Lauralee E. Martin President and Chief Executive Officer Jonathan M. Bergschneider Executive Vice President Life Science Estates Paul F. Gallagher Executive Vice President and Chief Investment Officer Thomas D. Kirby Executive Vice President Acquisitions and Valuations Thomas M. Klaritch Executive Vice President Medical Office Properties James W. Mercer Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Timothy M. Schoen Executive Vice President and Chief Financial Officer Susan M. Tate Executive Vice President Kendall K. Young Executive Vice President Senior Housing

The Solana Vintage Park Houston, TX Forward Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development, and the Company’s anticipated outcomes relating to the lease amendment transaction and related CCRC joint venture (the “Brookdale Lease Amendment Transaction”) with Brookdale Senior Living (“Brookdale”) and its potential benefits. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to risks relating to the impact of the Brookdale Lease Amendment Transaction on each party’s relationships with its residents, employees and third parties, and the parties’ inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; risks related to the Company’s belief that all present contractual obligations, and the collection and timing of all amounts, owed by HCR ManorCare, Inc. under its master lease are reasonably assured; changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility or uncertainty in the capital markets, including changes in the availability and cost of capital (impacted by changes in interest rates and the value of our common stock), which may adversely impact our ability to consummate transactions or reduce the earnings from potential transactions; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers of the recently enacted and pending Congressional legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; the ability of operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers, the potential impact of future litigation matters and the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, 42 Continued

including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties; the risk that the Company may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including its 2013 Annual Report on Form 10-K. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400. Marlton Crossing Cherry Hill, NJ Forward Looking Statements & Risk Factors (Continued) 43

our commitment STRATEGY EXECUTION RESULTS Corporate Headquarters 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407-0700 San Francisco Office 400 Oyster Point Boulevard, Suite 409 South San Francisco, CA 94080-1920 Los Angeles Office 11150 Santa Monica Boulevard, Suite 1600 Los Angeles, CA 90025 Nashville Office 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067-6388